EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John S. Brittain, Jr., Executive Vice President, Chief Financial Officer and Treasurer of American Management Systems, Incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “Report”). The undersigned hereby certifies that:
     (1)     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	5/7/03	/s/ John S. Brittain, Jr.

		Name:	John S. Brittain, Jr.
		Title:	Executive Vice President,
Chief Financial Officer and
Treasurer

A signed original of this written statement required by Section 906 has been provided to American Management Systems, Incorporated and will be retained by American Management Systems, Incorporated and furnished to the SEC or its staff on request.